Exhibit 10.10

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made on January 13, 2016 and effective as of the Effective Date (as defined below), by and among Ehud Marom (“Ehud”), Dr. David Leonov (“David”), Shai Kerem (“Shai”), Boris Krasny (“Boris”), and Dr. Hillik Goldstein (“Goldstein”) (collectively, the “Marom Group”) and Allegro S.à r.l acting for and on behalf of Generali Financial Holdings FCP-FIS – Sub-fund 2 (“GFH”) (each of Marom Group and GFH shall be referred to herein as a “Party” and collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties, together, currently hold all of the ordinary shares, NIS 1.00 par value per share (the “Ordinary Shares”), of Mapi – Pharma Ltd. (the “Company”). Such Ordinary Shares, together with any kind and of any class of other securities with voting power that may be issued by the Company in the future but excluding any securities issued upon the exercise of options granted pursuant to an incentive plan adopted by the Company, are referred to herein as the “Voting Securities”;

WHEREAS, each of David, Shai, Boris and Goldstein appointed Ehud as a non-revocable proxy;

WHEREAS, the Parties desire to provide for the continuing representation of the Parties on the Board of Directors of the Company (the “Board”) in the manner set forth below;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.	Composition of the Board of Directors.

1.1.
Each of the Parties hereby agrees that, at any meeting, including any annual or special meeting of the shareholders of the Company (however called), and any adjournment thereof, and in any written consent of the shareholders of the Company, such Party shall vote or cause to be voted all its Voting Securities:

1.1.1.	to cause the election to the Board of all nominees selected in writing by the Parties pursuant to the following conditions:

1.1.1.1	A Party that holds at least 20.0% of the Voting Securities shall be entitled to select two directors for election to the Board by the Parties hereunder;

1.1.1.2	A Party that holds at least 7.5% but less than 20.0% of the Voting Securities shall be entitled to select one director for election to the Board by the Parties hereunder.

1.1.2.	to cause the removal from the Board of any director in the event that the Party that selected such director notifies the other Party of its desire for such director’s removal;

1.1.3.	to cause the election to the Board of any replacement director that is selected by the Parties pursuant to the terms of this Section 1; and

1.1.4.	to vote against any amendment to the Company’s articles of association that are in conflict with the provisions of this Agreement.

1.2.
In addition to the Parties’ undertakings under Section 1.1 hereof, each Party undertakes to vote or cause to be voted all its Voting Securities to cause the election to the Board of (a) one “external director” (as such term is defined under the Companies Law of 1999 (the “Companies Law”)) selected in writing by the other Party, as long as (i) such nominee meets both the qualifications under the Companies Law to serve as an external director and the independency requirements under the NASDAQ Stock Market listing rules applicable to members of audit committees and (ii) the nominating Party holds at least 7.5% of the Voting Securities and (b) one director meeting the independency requirements under the NASDAQ Stock Market listing rules applicable to members of audit committees (each an “Independent Director”) selected in writing by the other Party, as long as (i) such nominee meets the independency requirements under the NASDAQ Stock Market listing rules applicable to members of audit committees and (ii) the nominating Party holds at least 7.5% of the Voting Securities.

1.3.
Each of the Parties undertakes to vote or cause to be voted all its Voting Securities to increase the size of the Company’s Board to eight (8) members and to vote or cause to be voted all Voting Securities against any resolution to increase the size of the Company’s Board above eight (8) members.

1.4.
The directors, excluding the external directors, shall be classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, hereby designated as Class I, Class II and Class III.

1.4.1.	The term of office of the initial Class I directors shall expire at the first annual general meeting to be held in 2016 and when their successors are elected and qualified,

1.4.2.
The term of office of the initial Class II directors shall expire at the first annual general following the annual general referred to in Section 1.4.1 above and when their successors are elected and qualified, and

1.4.3.
The term of office of the initial Class III directors shall expire at the first annual general following the annual general referred to in Section 1.4.2 above and when their successors are elected and qualified.

1.5.	The initial allocation of the Board nominees to the three classes of the Board, as described in Section 1.4 above, shall be as follows:

1.5.1.	Class I shall be composed of two Independent Directors.

1.5.2.	Class II shall be composed of one Allegro nominee and one Marom Group nominee.

1.5.3.	Class III shall be composed of one Allegro nominee and one Marom Group nominee.

1.6.	The Parties shall not vote to terminate the office of a Board member who is a representative of a Party without obtaining the prior written consent of such Party.

1.7.
Each Party undertakes not to vote any Voting Securities (whether at a meeting or by written consent in lieu of a meeting) with respect to the election, removal or replacement of the members of the Board or their replacements unless in accordance with the provisions of this Agreement.

1.8.
In the event of any share split, share dividend, recapitalization, reorganization, combination or the acquisition or receipt of additional Company shares, the provisions of this Agreement shall apply also to any ordinary shares issued to or otherwise held by the Parties.

2.	Effective Date and Termination

2.1.	This Agreement shall become effective, subject to and immediately prior to the consummation of the initial public offering of the Company’s ordinary shares (the “Effective Date”).

2.2.	This Agreement shall terminate upon the earlier to occur of (i) the five year anniversary following the Effective Date or (ii) the date a Party holds less than 7.5% of the Voting Securities.

3.	General

3.1.
This Agreement shall not derogate from any Party’s rights as holder of any options, warrants, or other convertible securities and shall not be interpreted to include any obligation by a Party as holder of such securities.

3.2.
This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of laws provisions thereof. Any dispute arising under or in relation to this Agreement shall be exclusively subject to binding arbitration in Tel-Aviv, Israel or such other location as the parties mutually agree. The arbitration proceedings will be conducted in accordance with, and pursuant to, the Israeli Arbitration Law - 1968. There will be a single neutral arbitrator (“Arbitrator”) who, in the event that the parties are unable to agree upon a mutually acceptable arbitrator within ten (10) days after either party shall have requested such arbitration, will be selected by the President of the Israeli Bar Association. The Arbitrator will have the same power (but no greater power) to grant all appropriate legal and equitable relief, both by way of interim relief and as a part of the final award, as may be granted by any court of competent jurisdiction, in order to carry out the terms of this Agreement (including, without limitation, declaratory and injunctive relief and damages). The Arbitrator shall not be bound by the rules of evidence but shall be bound by the substantive laws of the State of Israel, shall conduct the arbitration in English and shall provide fully argued decision to the Parties. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive or any other applicable relief in any court of competent jurisdiction to enforce the arbitration award.  The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorneys’ fees and costs.

3.3.
All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via courier, facsimile or other reliable electronic means, in each case to the address of the intended recipient as set forth below.

At the date of this agreement, communications under this agreement shall be sent to the following addresses:

If to GFH:	Allegro S.à r.l
11, rue Beaumont, L-1219 Luxembourg
Grand Duchy of Luxembourg
Attention: Mr. Hervé Steinbrucker
Tel: +352 26 48 52 24
Fax: +352 26 48 52 52
E-mail: herve.steinbrucker@allegrofunds.com / team@allegrofunds.com

If to the Marom Group	Ehud Marom 16 Einstein St., P.O. Box 4113 Ness Ziona, 74140 Israel Tel: +972 73 7121213 Fax: +972 8 9100522 E-mail: ehud@mapi-pharma.com

Any Party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth in this Section.

3.4.
This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings relating to such subject matter.

3.5.
This Agreement may be amended and the observance of any term of this Agreement may be waived with respect to all Parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively), with the written consent of GFH and Ehud. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. The rights and obligations under this Agreement are not transferable and may not be transferred or assigned, including, among others, in connection with the transfer of the Voting Securities; provided, that the rights and obligations, may be transferred by GFH, solely together with the transfer of the Voting Securities and with respect to the Voting Securities so transferred, and, provided, further, that any Permitted Transferee (as defined below) joins in, becomes party to and agrees, in writing (a copy of which is delivered to all Parties), to be bound in all respects by all of the terms and conditions of this Agreement (as fully as if such Permitted Transferee had been an original signatory thereto). For the purpose this Section 3.5, the term “Permitted Transferee” shall mean: (a) any entity controlling, controlled by, under control of or under common control with GFH; or (b) a trust for the benefit of GFH or a transfer from such trust to its beneficiaries; or (c) with respect to a shareholder/unitholder of GFH which is a limited or general partnership – to its partners and to affiliated partnerships managed by any investment vehicle managed by the same management company or managing (general) partner or by an entity which controls, is controlled by, or is under common control with such management company or managing (general) partner; or (d) to any investment vehicle managed by the same management company or an affiliate thereof; or (e) any one or more of the institutional entities invested in GFH at the time of such transfer. The holdings of Voting Securities of GFH for the purposes of this Agreement shall be aggregated with those held by any Permitted Transferee.

3.6.
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

[Signature Page to Follow]

IN WITNESS WHEREOF the Parties have exercised this Agreement in one or more counterparts as of the Effective Date.

ALLEGRO S.À R.L. ACTING FOR AND ON BEHALF OF
GENERALI FINANCIAL HOLDINGS FCS-FIS – SUB-FUND 2

By: /s/ Thomas Fahl / Hervé Steinbrucker

Name: Thomas Fahl / Hervé Steinbrucker
Title: Managers

THE MAROM GROUP

By: /s/ Ehud Marom

Name: Ehud Marom
Title: Authorized representative

ACKNOWLEDGED AND AGREED:

/s/ Dr. David Leonov
Dr. David Leonov

/s/ Shai Kerem
Shai Kerem

/s/ Boris Krasny
Boris Krasny

/s/ Dr. Hillik Goldstein
Dr. Hillik Goldstein